UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

Quartzsea Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42555	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Suite 304 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 612-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Units, each consisting of one ordinary share and one right	QSEAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	QSEA	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-fifth of one ordinary share	QSEAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of a Matter to a Vote of Security Holders.

On June 23, 2026, Quartzsea Acquisition Corporation (the “Company”) held an Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”). The record date for shareholders entitled to notice of, and to vote at, the Extraordinary General Meeting was May 29, 2026. As of the record date, there were 11,409,900 ordinary shares issued and outstanding and entitled to vote at the Extraordinary General Meeting. Of these shares, 9,439,830 shares (representing approximately 82.73% of the outstanding ordinary shares), constituting a quorum, were present by virtual attendance or represented by proxy.

At the Extraordinary General Meeting, three proposals were submitted to the Company’s shareholders, each as described in more detail in the Company’s definitive proxy statement. The final voting results were as follows:

Proposal 1 – Extension Amendment

The Company’s shareholders approved an amendment to the Company’s Second Amended and Restated Memorandum of Association extending the deadline to consummate an initial business combination from June 19, 2026 to October 19, 2026, or such earlier date as the Board of Directors may determine, with the Company permitted to extend such date on a month-to-month basis for up to four additional one-month extensions.

For	Against	Abstain
7,459,067	1,980,763	0

Proposal 2 – Trust Agreement Amendment

The Company’s shareholders approved a corresponding amendment to the Company’s Investment Management Trust Agreement, dated March 17, 2025, with Continental Stock Transfer & Trust Company, extending the trust termination date from June 19, 2026 to October 19, 2026 on the same month-to-month basis described above. For each one-month extension, the Company will deposit into the trust account the lesser of (i) $175,000 or (ii) $0.033 per outstanding public share.

For	Against	Abstain
7,459,067	1,980,763	0

Proposal 3 – Adjournment Proposal

The Company’s shareholders approved a Proposal to authorize the chairman of the Extraordinary General Meeting to adjourn to a later date or dates, if necessary, to permit further solicitation and voting of proxies if there were insufficient votes to approve Proposal 1 or Proposal 2.

For	Against	Abstain
7,459,067	1,980,763	0

All three Proposals were approved. The Company intends to file an amendment to its Second Amended and Restated Memorandum of Association with the Registrar of Companies of the Cayman Islands promptly following the Extraordinary General Meeting.

In connection with the Extraordinary General Meeting, holders of 1,275,382 ordinary shares exercised their redemption rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUARTZSEA ACQUISITION CORPORATION

By:	/s/ Qi Gong
Name:	Qi Gong
Title:	Chief Executive Officer

Date: June 23, 2026

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